Exhibit (16)

POWER OF ATTORNEY

Each of the undersigned constitutes and appoints Michael G. Clarke, Daniel J. Beckman, Michael E. DeFao, Ryan C. Larrenaga, Joseph D’Alessandro, Megan E. Garcy, Brian D. McCabe, George M. Silfen and Bruce Rosenblum, each individually, as his or her true and lawful attorney-in-fact and agent (each an “Attorney-in-Fact”), with full power to each of them to sign for me and in my name, in my capacity as a trustee of Columbia Funds Series Trust and Columbia Funds Series Trust II, the following registration statements on Form N-14 and any and all amendments thereto filed with the Securities and Exchange Commission in connection with the acquisition of the assets and the assumption of the liabilities by the indicated series of Columbia Funds Series Trust and Columbia Funds Series Trust II of the series of BMO Funds, Inc. indicated below:

Target Fund	Acquiring Fund

BMO Aggressive Allocation Fund	Columbia Capital Allocation Aggressive Portfolio

BMO Growth Allocation Fund	Columbia Capital Allocation Aggressive Portfolio

BMO Balanced Allocation Fund	Columbia Capital Allocation Moderate Aggressive Portfolio

BMO Conservative Allocation Fund	Columbia Capital Allocation Conservative Portfolio

BMO Moderate Allocation Fund	Columbia Capital Allocation Moderate Portfolio

This Power of Attorney authorizes the above individuals to sign the undersigned’s name and will remain in full force and effect until specifically rescinded by the undersigned.

The undersigned specifically permits this Power of Attorney to be filed, as an exhibit to any such registration statement on Form N-14 or any amendment thereto, with the Securities and Exchange Commission.

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Dated the 13th day of August, 2021.

/s/ George S. Batejan George S. Batejan	Trustee

/s/ Kathleen A. Blatz Kathleen A. Blatz	Trustee

/s/ Pamela G. Carlton Pamela G. Carlton	Trustee

/s/ Janet Langford Carrig Janet Langford Carrig	Trustee

/s/ J. Kevin Connaughton J. Kevin Connaughton	Trustee

/s/ Olive M. Darragh Olive M. Darragh	Trustee

/s/ Patricia M. Flynn Patricia M. Flynn	Trustee

/s/ Brian J. Gallagher Brian J. Gallagher	Trustee

/s/ Douglas A. Hacker Douglas A. Hacker	Trustee

/s/ Nancy T. Lukitsh Nancy T. Lukitsh	Trustee

/s/ David M. Moffett David M. Moffett	Trustee

/s/ Catherine James Paglia Catherine James Paglia	Trustee

/s/ Christopher O. Petersen Christopher O. Petersen	Trustee

/s/ Anthony M. Santomero Anthony M. Santomero	Trustee

/s/ Minor M. Shaw Minor M. Shaw	Trustee

/s/ Natalie A. Trunow Natalie A. Trunow	Trustee

/s/ Sandra Yeager Sandra Yeager	Trustee